Exhibit 99.2

Supplemental Financial Information
Third Quarter 2013, Unaudited
November 5, 2013

Cole Real Estate Investments Announces Third Quarter 2013 Financial Results: Record Private Capital Flows,
Continued Strong Operating Results and Increased Financial Guidance

Phoenix, November 5, 2013 - Cole Real Estate Investments, Inc. (NYSE: COLE), a market-leading net lease REIT, today announced record financial results for the third quarter ended September 30, 2013.
Third Quarter 2013 Consolidated Highlights

•	Record Private Capital Flows - $1.7 billion of capital was raised on behalf of the Company’'s Managed REITs in the third quarter of 2013 and $511.0 million of capital was raised during October

•
Strong Operating Results - Reported consolidated revenue of $366.6 million, net income of $24.2 million and consolidated AFFO of $0.23 per diluted common share, a 162%, 30% and 35% year-over-year increase from the third quarter of 2012, respectively

•
Accretive Transactions - $120.7 million of real estate was acquired in the third quarter of 2013 with a weighted average annual lease yield of 8.0%, and $13.4 million of real estate assets were sold, recognizing a $3.1 million gain on sale during the quarter. Subsequent to September 30, 2013 and through October 31, 2013, an additional $40.4 million of real estate was acquired and $80.5 million of real estate was sold

•	Updated Fourth Quarter Financial Guidance - Fourth quarter AFFO guidance updated to a range of $0.22 to $0.25 per diluted common share

•	Affirming Dividends - Maintained the annual distribution rate of $0.72 per common share

•
Index Inclusion - Received inclusion in a number of prominent stock indexes, including the S&P Global Property Index, the S&P Global REIT Index, the Dow Jones U.S. Real Estate Index, the FTSE NAREIT U.S. Real Estate Index Series and the FTSE EPRA/NAREIT Global Real Estate Index Series

•	Tender Offer - Successfully completed a modified “Dutch auction” tender offer and purchased 20.4 million common shares at $12.25 per common share for an aggregate purchase price of $250.0 million

•
Merger Agreement - On October 23, 2013, the Company announced an agreement to merge with American Realty Capital Properties, Inc. (“ARCP”) (NASDAQ: ARCP) in a transaction valued at $11.2 billion, which will create the world’s largest net-lease REIT with an enterprise value of $21.5 billion

Real Estate Investment Segment Highlights

•	Revenue and net income of $166.7 million and $10.9 million, respectively

•	AFFO of $0.19 per diluted common share, an increase of 12% over the third quarter of 2012

•	Normalized EBITDA of $140.8 million, an increase of 14% over the third quarter of 2012

•	Acquired 17 properties with a weighted average annual lease yield of 8.0% and generated a 30% net gain on five properties sold at a weighted average annual lease yield of 8.8%

•	Total portfolio occupancy of 99%, investment grade tenancy of 59% and a weighted average remaining lease term of 11.9 years as of September 30, 2013
Private Capital Management Segment Highlights

•	Revenue and net income of $199.8 million and $13.3 million, respectively

•	AFFO of $0.04 per diluted common share and normalized EBITDA of $27.8 million

•	Raised a record $1.7 billion of capital on behalf of the Managed REITs in the third quarter of 2013

•	Structured $874.8 million of real estate acquisitions and $427.7 million of real estate financing on behalf of the Managed REITs in the third quarter of 2013

•
Cole Corporate Income Trust, Inc. (“CCIT”) closed its offering to new investors on September 30, 2013 and Cole Credit Property Trust IV, Inc. (“CCPT IV”) announced that its offering to new investors will close on February 28, 2014

•	Preparing to launch the offering for Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II”), which was declared effective by the Securities and Exchange Commission (“SEC”) on September 17, 2013
Merger Agreement with American Realty Capital Properties, Inc.
On October 23, 2013, the Company announced that it signed a definitive agreement to merge with ARCP (the “Merger Agreement”) in a transaction valued at $11.2 billion, which will create the world’s largest net-lease REIT with an enterprise value of $21.5 billion. The Merger Agreement has been unanimously approved by the board of directors of each company and is subject to customary closing conditions, including stockholder votes by both companies. A joint proxy statement/prospectus is expected to be filed in the near future and, following its effectiveness, a joint proxy statement/prospectus and proxy voting card will be mailed to both companies’ stockholders. The transaction is expected to close in the first half of 2014, following the receipt of approval from the companies’ stockholders.

Third Quarter 2013 Financial Results
Revenue
Consolidated revenue for the quarter ended September 30, 2013 increased 162% to $366.6 million, as compared to $140.2 million for the same quarter in 2012. This increase was due to an increase in revenue from the Real Estate Investment segment and the inclusion of revenue from the Private Capital Management segment, which was acquired on April 5, 2013.
Revenue for the Real Estate Investment segment for the quarter ended September 30, 2013 increased 19% to $166.7 million, as compared to $140.2 million for the same quarter in 2012. This increase was primarily due to an increase in the average gross real estate assets net of gross intangible lease liabilities owned to $7.0 billion for the three month ended September 30, 2013, as compared to $6.3 billion for the three months ended September 30, 2012. In addition, “same store” base rental revenue increased by 1.8% as compared to the year-ago quarter. Revenue for the Private Capital Management segment for the quarter ended September 30, 2013 was $199.8 million before reallowed fees and commissions.
Normalized EBITDA
Consolidated normalized EBITDA increased 37% to $168.6 million for the quarter ended September 30, 2013, as compared to $123.1 million for the same quarter in 2012. Normalized EBITDA for the Real Estate Investment segment increased 14% to $140.8 million for the quarter ended September 30, 2013, as compared to $123.1 million for the year-ago quarter. Normalized EBITDA for the Private Capital Management segment was $27.8 million for the quarter ended September 30, 2013.
Net Income
Net income increased 30% to $24.2 million for the quarter ended September 30, 2013, as compared to $18.6 million for the same quarter in 2012.
FFO and FFO per Diluted Common Share
Funds from Operations (“FFO”) for the quarter ended September 30, 2013 increased 13% to $73.1 million, or $0.15 per diluted common share, as compared to $64.5 million, or $0.14 per diluted common share, for the same quarter in 2012.
AFFO and AFFO per Diluted Common Share
Adjusted Funds from Operations (“AFFO”) for the quarter ended September 30, 2013 increased 40% to $112.8 million, or $0.23 per diluted common share, as compared to $80.6 million, or $0.17 per diluted common share, for the same quarter in 2012. AFFO for the Real Estate Investment segment increased 17% to $94.5 million, or $0.19 per diluted common share, for the quarter ended September 30, 2013, as compared to $80.6 million, or $0.17 per diluted common share, for the year-ago quarter. AFFO for the Private Capital Management segment was $18.2 million, or $0.04 per diluted common share, for the quarter ended September 30, 2013.
Balance Sheet
As of September 30, 2013, the Company had total assets of $8.0 billion, unrestricted cash and cash equivalents of $185.8 million, total debt of $3.9 billion and $194.3 million available for borrowing under its senior unsecured credit facility. The leverage ratio of total debt to gross real estate and related assets was 51% and net debt, which represents total debt less cash, was $3.7 billion. The ratio of net debt to annualized normalized EBITDA was 5.5.
During the third quarter, the Company purchased 20.4 million shares of its common stock in a modified “Dutch auction” tender offer at $12.25 per common share for an aggregate purchase price of $250.0 million. The Company funded the purchase from available cash and borrowings under the revolving loan portion of its senior unsecured credit facility.
Distributions
The Company declared dividends of $0.1783 per common share for the third quarter of 2013, resulting in payments of $86.0 million to stockholders. On November 1, 2013, the Company’s board of directors declared a monthly dividend in the amount of $0.06 per common share for each of the months of November and December 2013 and January 2014. These dividends will be paid to stockholders of record as of November 29, 2013, December 31, 2013 and January 31, 2014, respectively, and the payment dates will be December 2, 2013, January 2, 2014 and February 3, 2014, respectively. The monthly dividend for January 2014 is subject to proration if the merger with ARCP is consummated before January 31, 2014.
Updated Fourth Quarter Financial Guidance
The Company updated its guidance for the fourth quarter, as follows:

•	Total revenue guidance updated to the range of $293 million to $311 million and is comprised of:

•	Real Estate Investment segment revenue in the range of $168 million to $172 million

•	Private Capital Management segment revenue (on a gross basis before reallowed fees and commissions) in the range of $125 million to $139 million

•	Normalized EBITDA guidance updated to the range of $160 million to $178 million

•	AFFO per diluted common share guidance updated to the range of $0.22 to $0.25

Business Segment Descriptions
Real Estate Investment
As of September 30, 2013, the Company owned 1,026 properties in 48 states with 44.8 million rentable square feet, including properties owned through consolidated joint ventures. Property types owned included freestanding and multi-tenant retail, office and industrial. The Company also owned 21 CMBS bonds and three notes receivable and had interest in 12 properties with 2.3 million rentable square feet of commercial and retail space through unconsolidated joint ventures. Total gross asset value of the Company’s portfolio was $7.6 billion.
During the third quarter of 2013, the Company acquired 17 properties for an aggregate purchase price of $120.7 million.
Also during the third quarter, the Company sold five properties for an aggregate sale price of $13.4 million, recognizing a $3.1 million gain on sale during the quarter.
Private Capital Management
As of September 30, 2013, the Company through subsidiaries collectively known as Cole Capital, was the advisor to five publicly registered, non-listed REITs (“Managed REITs”), for which it provides capital raising, acquisition, financing, leasing, asset management and stockholder services. As of September 30, 2013, the Managed REITs and other programs owned 441 properties with 22.6 million rentable square feet of freestanding and multi-tenant retail, office and industrial space, had interests in two land parcels and, through an unconsolidated joint venture arrangement, had interests in one property comprising 176,000 rentable square feet of multi-tenant retail space. As of September 30, 2013, the Managed REITs and other programs had $4.0 billion of gross real estate assets.
About Cole Real Estate Investments, Inc.
Cole is a real estate investment trust that owns and operates a diversified portfolio of core commercial real estate investments primarily consisting of 1,026 necessity retail, office and industrial properties located throughout the United States. Cole’s portfolio comprises 44.8 million square feet of rentable space located in 48 states, including properties owned through consolidated joint venture arrangements. As of September 30, 2013, the rentable space at these properties was 99% leased and the weighted average lease term remaining was 11.9 years. As of September 30, 2013, the Company also owned 21 commercial mortgage-backed securities (“CMBS”) and three notes receivable. In addition, through unconsolidated joint venture arrangements, as of September 30, 2013, the Company had interests in 12 properties comprising 2.3 million rentable square feet of freestanding and multi-tenant retail, office and industrial space.
As of September 30, 2013, the Company was the advisor to Cole Credit Property Trust, Inc. (“CCPT”), Cole Credit Property Trust IV, Inc. (“CCPT IV”), Cole Corporate Income Trust, Inc. (“CCIT”), Cole Real Estate Income Strategy (Daily NAV), Inc. (“INAV”) and Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II”, collectively with CCPT, CCPT IV, CCIT and INAV, the “Managed REITs”). In addition, the Company sponsored 25 tenant-in-common programs, 27 Delaware statutory trust programs and Cole Growth Opportunity Fund I, LP (“CGOF”, collectively, with the Managed REITs, the “Managed Programs”) and performs property management services for the related properties. Upon the merger of Cole Credit Property Trust II, Inc. (“CCPT II”) and Spirit Realty Capital, Inc. (“Spirit”) on July 17, 2013, the Company entered into a service agreement with Spirit under which the Company provides property management and accounting services. As of September 30, 2013, the Managed Programs owned 441 properties, including properties owned through consolidated joint venture arrangements, comprising 22.6 million rentable square feet of freestanding and multi-tenant retail, office and industrial space. As of September 30, 2013, the rentable space at these properties was 99% leased. In addition, through an unconsolidated joint venture arrangement, as of September 30, 2013, the Managed Programs had interests in one property comprising 176,000 rentable square feet of multi-tenant retail space. As of September 30, 2013, the Managed Programs also had interests in two land parcels.
Contact for Cole Real Estate Investments, Inc.
Stephan Keller    Aaron Halfacre, CFA    Jessica Thorsheim, CFA
Executive Vice President, CFO    Head of Strategic Relations    Director, Investor Relations

The Company’s Investor Relations department can be reached via telephone at (877) 405-2653 or via email at investorrelations@colereit.com.
Forward-Looking Statements
Certain statements contained in this release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such statements include, in particular, statements about the Company’s plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this release, and does not intend, and undertakes no obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information About the Merger with ARCP and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger with ARCP, ARCP and the Company expect to prepare and file with the SEC a joint proxy statement and ARCP expects to prepare and file with the SEC a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents with respect to the Company’s proposed merger with ARCP. The joint proxy/prospectus will contain important information about the proposed transaction and related matters. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY ARCP OR THE COMPANY WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARCP, THE COMPANY AND THE PROPOSED MERGER.
Investors and stockholders of ARCP and the Company may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by ARCP and the Company with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by ARCP with the SEC are also available free of charge on ARCP’s website at www.arcpreit.com and copies of the documents filed by the Company with the SEC are available free of charge on the Company’s website at www.coleREIT.com.
Participants in Solicitation Relating to the Merger with ARCP
ARCP, Cole, AR Capital, LLC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ARCP’s and the Company's stockholders in respect of the proposed merger. Information regarding ARCP’s directors and executive officers can be found in ARCP’s definitive proxy statement filed with the SEC on April 30, 2013. Information regarding the Company’s directors and executive officers can be found in the Company’s definitive proxy statement filed with the SEC on April 11, 2013. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed merger if and when they become available. These documents are available free of charge on the SEC’s website and from ARCP or the Company, as applicable, using the sources indicated above.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2013	December 31, 2012
ASSETS
Investment in real estate assets:
Land	$1,531,115	$1,490,843
Buildings and improvements, less accumulated depreciation of $277,770 and $187,870, respectively	4,386,349	4,222,363
Acquired intangible lease assets, less accumulated amortization of $174,831 and $122,258, respectively	828,801	860,963
Total investment in real estate assets, net	6,746,265	6,574,169
Investment in notes receivable, net	90,497	90,358
Investment in marketable securities	11,154	51,103
Investment in marketable securities pledged as collateral	260,790	266,098
Investment in unconsolidated entities	92,035	96,785
Total investment in real estate assets and related assets, net	7,200,741	7,078,513
Assets related to real estate held for sale, net	60,739	15,485
Cash and cash equivalents	185,786	192,504
Restricted cash	31,170	18,444
Rents and tenant receivables, less allowance for doubtful accounts of $496 and $337, respectively	105,867	79,760
Intangible and other assets, net	110,591	11,790
Deferred financing costs, less accumulated amortization of $18,372 and $23,105, respectively	59,275	57,229
Goodwill	258,876	—
Leasehold improvements and property and equipment, net	21,005	—
Due from affiliates	13,445	—
Total assets	$8,047,495	$7,453,725
LIABILITIES AND EQUITY
Notes payable and other borrowings	$3,836,596	$3,292,048
Accounts payable and accrued expenses	75,338	42,756
Due to affiliates	—	4,525
Acquired below market lease intangibles, less accumulated amortization of $23,430 and $16,389, respectively	113,878	113,607
Dividends payable	28,720	26,399
Contingent consideration	260,227	5,341
Deferred rent, derivative and other liabilities	49,298	51,317
Liabilities related to real estate held for sale, net	35,370	322
Total liabilities	4,399,427	3,536,315
Commitments and contingencies
Redeemable common stock	—	234,578
EQUITY:
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value; 990,000,000 shares authorized, 469,364,805 and 479,547,099 shares outstanding, respectively	4,693	4,795
Capital in excess of par value	4,181,120	4,068,015
Accumulated dividends in excess of earnings	(572,310)	(416,886)
Accumulated other comprehensive income	18,020	23,101
Total stockholders’ equity	3,631,523	3,679,025
Noncontrolling interests	16,545	3,807
Total equity	3,648,068	3,682,832
Total liabilities and equity	$8,047,495	$7,453,725

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Real estate investment revenue	$159,803	$131,913	$467,223	$361,475
Interest income on real estate-related investments	6,917	8,247	22,702	18,488
Private capital management revenue	199,831	—	282,474	—
Total revenue	366,551	140,160	772,399	379,963
Expenses:
Reallowed fees and commissions	130,398	—	169,360	—
General and administrative expenses	55,252	3,291	100,719	12,001
Merger related stock-based compensation	13,329	—	23,607	—
Property operating expenses	17,685	12,701	49,853	33,037
Property and asset management expenses	263	11,717	15,316	32,384
Merger and acquisition related expenses	25,237	13,612	52,660	46,431
Depreciation and amortization	53,797	40,760	156,698	110,939
Total operating expenses	295,961	82,081	568,213	234,792
Operating income	70,590	58,079	204,186	145,171
Other income (expense):
Other income	285	483	1,715	5,362
Interest expense	(40,520)	(43,902)	(127,464)	(100,152)
Total other expense	(40,235)	(43,419)	(125,749)	(94,790)
Income from continuing operations before income taxes	30,355	14,660	78,437	50,381
Provision for income taxes	(9,426)	—	(9,191)	—
Income from continuing operations	20,929	14,660	69,246	50,381
Discontinued operations:
Income from discontinued operations	556	3,910	2,581	12,448
Gain on sale of real estate assets	3,078	—	22,085	14,781
Income from discontinued operations	3,634	3,910	24,666	27,229
Net income	24,563	18,570	93,912	77,610
Net income (loss) allocated to noncontrolling interests	374	3	589	(117)
Net income attributable to the Company	$24,189	$18,567	$93,323	$77,727

Basic earnings per common share:
Income from continuing operations	$0.04	$0.03	$0.14	$0.11
Income from discontinued operations	$0.01	$0.01	$0.05	$0.06
Net income attributable to the Company	$0.05	$0.04	$0.19	$0.17
Diluted earnings per common share:
Income from continuing operations	$0.04	$0.03	$0.14	$0.11
Income from discontinued operations	$0.01	$0.01	$0.05	$0.06
Net income attributable to the Company	$0.05	$0.04	$0.19	$0.17
Weighted average number of common shares outstanding:
Basic	479,370,020	476,353,149	482,720,629	457,996,321
Diluted	495,479,956	476,353,149	489,288,861	457,996,321
Dividends declared per common share issued	$0.18	$0.16	$0.51	$0.49

Financial and Operational Statistics
The following table presents certain financial and real estate portfolio information for the Company as of and for the three months ended September 30, 2013:

Market Capitalization:
Shares outstanding (1)	469,364,805
Closing stock price	$12.26
Market capitalization (thousands)	$5,754,413
Total capitalization (thousands) (2)	$9,625,309
Enterprise value (thousands) (3)	$9,439,523
High stock close price	$12.31
Low stock close price	$10.68
Dividends declared per common share (4)	$0.72
Dividend yield (5)	5.9%
Financial Ratios:
Debt to enterprise value (3) (6)	41.0%
Annualized Normalized EBITDA (thousands) (7) (8)	$674,524
Net debt to Annualized Normalized EBITDA (7) (8) (9)	5.5
Gross real estate and related assets (thousands) (10)	$7,574,333
Debt to gross real estate and related assets (6) (10)	51.0%
Unsecured debt to gross real estate and related assets (10)	14.1%
Dividend payout (11)	78.3%
Interest coverage ratio (12)	4.1
Weighted average cost of debt (13)	4.04%
Weighted average years to maturity of debt	5.5
Owned Property Information:
Number of properties	1,026
Number of tenants	600
Total rentable square feet (thousands)	44,799
Occupancy (14)	99.1%
Weighted average lease term remaining (years) (15)	11.9
Percent of investment grade tenants (16)	43.4%

(1)	Shares outstanding excludes shares held in escrow as these are not considered outstanding in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(2)	Total capitalization represents market capitalization plus total GAAP-basis debt.

(3)	Enterprise value represents total capitalization less cash and cash equivalents.

(4)	Dividends declared per common share represents the annualized dividend per common share based on the dividend rate in effect as of September 30, 2013.

(5)	Dividend yield is calculated by dividing annualized dividends per common share by closing stock price.

(6)	Debt represents total GAAP-basis debt.

(7)
Normalized EBITDA is a non-GAAP measure. See the Terms and Definitions section that begins on page 32 for a description of the Company’s non-GAAP measures and page 11 for a reconciliation of net income to Normalized EBITDA.

(8)	Annualized three months ended September 30, 2013.

(9)	Net debt represents total GAAP-basis debt less cash.

(10)
Gross real estate and related assets represents total gross real estate and related assets, including investments in notes receivables, marketable securities and net investment in unconsolidated entities, net of gross intangible lease liabilities.

(11)	Dividend payout is calculated by dividing annualized dividends per common share by annualized AFFO per share.

(12)	Interest coverage ratio is calculated by dividing Annualized Normalized EBITDA by annualized interest expense.

(13)
Weighted average cost of debt is calculated based on the Company’s total GAAP-basis debt outstanding of $3.9 billion as of September 30, 2013, which included $1.1 billion outstanding under a senior unsecured credit facility. Rates ranging from 2.43% to 3.90% were used to calculate the variable debt payment obligations in future periods. These were the rates effective as of September 30, 2013.

(14)	Occupancy is the percent of rentable square feet for which there is a lease in place.

(15)	Weighted average lease term remaining is calculated using the remaining non-cancelable lease terms.

(16)
Percent of investment grade tenants is based on annualized rental revenue from tenants with credit ratings of BBB- or higher. Tenant credit rating may reflect the credit rating of the parent company or a guarantor.

Segment Reporting
The Company operates under two business segments - Real Estate Investment and Private Capital Management. The following tables present a summary of the financial results and total assets for each business segment (in thousands):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013		2012		2013		2012
Real Estate Investment
Rental and other property income	$144,560		$121,105		$424,254		$331,937
Tenant reimbursement income	15,243		10,808		42,969		29,538
Interest income on notes receivable	1,959		1,769		5,818		4,617
Interest income on marketable securities	4,958		6,478		16,884		13,871
Total real estate investment revenue	166,720		140,160		489,925		379,963
General and administrative expenses	12,462		3,291		29,250		12,001
Merger related stock-based compensation	13,329		—		23,607		—
Property operating expenses	17,685		12,701		49,853		33,037
Property and asset management expenses	263		11,717		15,316		32,384
Merger and acquisition related expenses	25,237	(1)	13,612		52,660	(1)	46,431
Depreciation and amortization	49,834		40,760		146,677		110,939
Total operating expenses	118,810		82,081		317,363		234,792
Total interest and other expense, net	(40,242)	(2)	(43,419)	(2)	(125,763)	(2)	(94,790)	(2)
Income from continuing operations	7,668		14,660		46,799		50,381
Income from discontinued operations	3,634		3,910		24,666		27,229
Net income	$11,302		$18,570		$71,465		$77,610

Private Capital Management
Dealer manager fees, selling commissions and offering reimbursements	$172,864		$—		$224,682		$—
Transaction service fees	16,883		—		38,392		—
Management fees and reimbursements	10,084		—		19,400		—
Total private capital management revenue	199,831		—		282,474		—
Reallowed fees and commissions	130,398		—		169,360		—
General and administrative expenses	42,790		—		71,469		—
Depreciation and amortization	3,963		—		10,021		—
Total operating expenses	177,151		—		250,850		—
Total other income	7		—		14		—
Income before income taxes	22,687		—		31,638		—
Provision for income taxes	(9,426)		—		(9,191)		—
Net income	$13,261		$—		$22,447		$—

Total Company
Total revenue	$366,551		$140,160		$772,399		$379,963
Total operating expenses	295,961		82,081		568,213		234,792
Total interest and other expense, net	(40,235)		(43,419)		(125,749)		(94,790)
Provision for income taxes	(9,426)		—		(9,191)		—
Income from continuing operations	20,929		14,660		69,246		50,381
Income from discontinued operations	3,634		3,910		24,666		27,229
Net income	$24,563		$18,570		$93,912		$77,610

(1) Primarily consists of the change in fair value of contingent consideration of $22.9 million and $20.6 million for the three and nine months ended September 30, 2013, respectively, related to the merger between Cole Credit Property Trust III, Inc. (“CCPT III”) and Cole Holdings Corporation (“CHC”) on March 5, 2013.
(2) Primarily consists of interest expense.

	Total Assets as of
	September 30, 2013	December 31, 2012
Real estate investment	$7,621,240	$7,453,725
Private capital management	426,255	—
Total company	$8,047,495	$7,453,725

Reconciliation of GAAP Net Income to Normalized EBITDA
The calculations of EBITDA and Normalized EBITDA, and reconciliation to net income, which is the most directly comparable GAAP measure, are presented in the table below (in thousands):

	Three Months Ended September 30, 2013			Three Months Ended September 30, 2012
	Total	Real Estate Investment	Private Capital Management	Total	Real Estate Investment	Private Capital Management
Net income attributable to the Company	$24,189	$10,928	$13,261	$18,567	$18,567	$—
Adjustments:
Interest expense	41,051	41,051	—	46,524	46,524	—
Depreciation and amortization	54,323	50,360	3,963	44,380	44,380	—
Provision for income taxes	9,426	—	9,426	—	—	—
Proportionate share of adjustments for unconsolidated joint ventures	374	374	—	3	3	—
EBITDA (1)	129,363	102,713	26,650	109,474	109,474	—
Management adjustments:
Gain on sale of real estate assets	(3,078)	(3,078)	—	—	—	—
Merger and acquisition related expenses	25,237	25,237	—	13,612	13,612	—
Merger related stock-based compensation	13,329	13,329	—	—	—	—
Equity plans stock-based compensation	1,831	660	1,171	—	—	—
Listing and tender offer expenses	1,949	1,949	—	—	—	—
Normalized EBITDA (1)	$168,631	$140,810	$27,821	$123,086	$123,086	$—

(1)	EBITDA and Normalized EBITDA are non-GAAP measures. See the Terms and Definitions section that begins on page 32 for a description of the Company’s non-GAAP measures.

Reconciliation of GAAP Net Income to Funds from Operations and Adjusted Funds from Operations
The calculations of funds from operations (FFO) and adjusted funds from operations (AFFO), and reconciliation to net income, which is the most directly comparable GAAP measure, are presented in the tables below (in thousands, except share and per share amounts):

	Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Total Company:
Net income attributable to the Company	$24,189	$29,023	$40,111	$125,611	$18,567
Depreciation and amortization of real property	50,360	50,405	47,835	45,516	44,380
Depreciation and amortization of real estate assets in unconsolidated joint ventures	1,634	1,733	1,860	2,162	1,549
Net gain on sale and condemnation of real estate assets	(3,078)	(4,931)	(13,953)	(93,676)	—
FFO - Total Company (1)	73,105	76,230	75,853	79,613	64,496
Merger and acquisition related expenses	25,237	11,810	15,613	17,460	13,612
Merger related stock-based compensation	13,329	10,278	—	—	—
Equity plans stock-based compensation	1,831	—	—	—	—
Listing and tender offering expenses	1,949	2,854	—	—	—
Amortization of deferred financing costs	2,828	3,958	3,749	3,646	3,829
Straight-line rent adjustments	(8,460)	(8,881)	(9,688)	(8,942)	(8,937)
Above/below market lease intangibles amortization, net	692	731	888	834	536
(Gain) loss on ineffective derivatives and extinguishment of debt	(420)	7,782	—	5,314	9,342
Loss (gain) on the sale of marketable securities	—	1,331	—	(12,455)	—
Other amortization (accretion), net (2)	2,501	4,547	(1,346)	(1,451)	(1,350)
Proportionate share of adjustments for unconsolidated joint ventures	180	121	30	(567)	(888)
AFFO - Total Company (1) (3)	$112,772	$110,761	$85,099	$83,452	$80,640

FFO per common share, basic	$0.15	$0.16	$0.16	$0.17	$0.14
FFO per common share, diluted	$0.15	$0.16	$0.16	$0.17	$0.14
AFFO per common share, basic	$0.24	$0.23	$0.18	$0.17	$0.17
AFFO per common share, diluted	$0.23	$0.23	$0.18	$0.17	$0.17
Dividends paid (including DRIP)	$85,741	$83,791	$76,894	$77,246	$77,705
Weighted average common shares outstanding, basic	479,370,020	487,915,368	480,819,849	478,762,187	476,353,149
Weighted average common shares outstanding, diluted	495,479,956	491,510,128	480,819,849	478,762,187	476,353,149

Real Estate Investment Segment:
Net income attributable to the Company	$10,928	$19,837	$40,111	$125,611	$18,567
Depreciation and amortization of real property	50,360	50,405	47,835	45,516	44,380
Depreciation and amortization of real estate assets in unconsolidated joint ventures	1,634	1,733	1,860	2,162	1,549
Net gain on sale and condemnation of real estate assets	(3,078)	(4,931)	(13,953)	(93,676)	—
FFO - Real Estate Investment Segment (1)	59,844	67,044	75,853	79,613	64,496
Merger and acquisition related expenses	25,237	11,810	15,613	17,460	13,612
Merger related stock-based compensation	13,329	10,278	—	—	—
Equity plans stock-based compensation	660	—	—	—	—
Listing and tender offering expenses	1,949	2,854	—	—	—
Amortization of deferred financing costs	2,828	3,958	3,749	3,646	3,829
Straight-line rent adjustments	(8,460)	(8,881)	(9,688)	(8,942)	(8,937)
Above/below market lease intangibles amortization, net	692	731	888	834	536
(Gain) loss on ineffective derivatives and extinguishment of debt	(420)	7,782	—	5,314	9,342
Loss (gain) on the sale of marketable securities	—	1,331	—	(12,455)	—
Other accretion, net (2)	(1,307)	(1,365)	(1,346)	(1,451)	(1,350)
Proportionate share of adjustments for unconsolidated joint ventures	180	121	30	(567)	(888)
AFFO - Real Estate Investment Segment (1) (3)	$94,532	$95,663	$85,099	$83,452	$80,640

Reconciliation of GAAP Net Income to Funds from Operations and Adjusted Funds from Operations (Continued)

	Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Private Capital Management Segment:
Net income attributable to the Company	$13,261	$9,186	$—	$—	$—
Equity plans stock-based compensation	1,171	—	—	—	—
Other amortization, net (2)	3,808	5,912	—	—	—
AFFO - Private Capital Management Segment (1) (3)	$18,240	$15,098	$—	$—	$—

(1)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section that begins on page 32 for a description of the Company’s non-GAAP measures.

(2)
Primarily consists of CMBS accretion in the Real Estate Investment Segment and amortization of management and advisory contracts that were acquired related to the merger between CCPT III and CHC in the Private Capital Management Segment.

(3)
During the three months ended September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, the Company capitalized expenses incurred related to the ongoing maintenance of the properties, including tenant improvements and leasing commissions, of $2.1 million, $983,000, $1.3 million, $1.4 million and $2.1 million, respectively.

Adjusted G&A
The following table shows information regarding the Company’s general and administrative expenses (in thousands):

	Three Months Ended September 30, 2013			Three Months Ended September 30, 2012
	Total	Real Estate Investment	Private Capital Management	Total	Real Estate Investment	Private Capital Management
G&A	$55,252	$12,462	$42,790	$3,291	$3,291	$—
Less:
Equity plans stock-based compensation	1,831	660	1,171	—	—	—
Listing and tender offer expenses	1,949	1,949	—	—	—	—
Expense reimbursements from Managed Programs (1)	22,692	—	22,692	—	—	—
Adjusted G&A (2)	$28,780	$9,853	$18,927	$3,291	$3,291	$—

(1)	Expense reimbursements from Managed Programs represents expenses incurred during the three months ended September 30, 2013 for which reimbursement revenue was recorded.

(2)	Adjusted G&A is a non-GAAP measure. See the Terms and Definitions section that begins on page 32 for a description of the Company’s non-GAAP measures.

Debt Overview
As of September 30, 2013, the Company had debt outstanding with a face value of $3.9 billion, with a weighted average years to maturity of 5.5 years and weighted average interest rate of 4.04%. The following tables show certain information regarding the Company’s debt, as of September 30, 2013 (in thousands):

	Minimum Interest Rate	Maximum Interest Rate	Weighted Average Interest Rate	Weighted Average Years to Maturity	Balance
Fixed rate debt	2.75%	6.83%	4.74%	6.6	$2,577,746
Variable rate debt	1m LIBOR + 2.25%	1m LIBOR + 3.25%	2.98%	2.8	96,843
Construction facilities	1m LIBOR + 2.35%	1m LIBOR + 2.35%	2.54%	0.2	26,806
Credit facility - term loan	3.30%	3.30%	3.30%	4.7	500,000
Credit facility - revolving line of credit	1m LIBOR + 1.65%	3.90%	2.22%	3.7	570,000
Repurchase agreements	3m LIBOR + 1.35%	3m LIBOR + 1.75%	1.75%	0.2	100,057
Total					$3,871,452

Year of Maturity	Balloon Payments	Amortizing Principal Payments	Debt Maturity
Remaining 2013	$126,863	$572	$127,435
2014	51,809	2,338	54,147
2015	174,000	3,192	177,192
2016	162,836	5,892	168,728
2017	757,089	6,064	763,153
2018	685,386	6,545	691,931
2019	307,648	8,225	315,873
2020	330,065	5,444	335,509
Thereafter	1,235,294	2,190	1,237,484
Total	$3,830,990	$40,462	$3,871,452

Property Overview
The following table presents information about the Company’s owned and managed real estate properties, excluding investments in CMBS, notes receivable, unconsolidated joint ventures and land parcels, as of September 30, 2013:

Property Type	Gross Assets (1) (thousands)	Number of Properties	Rentable Square Feet (thousands)	Occupancy	Weighted Average Lease Term Remaining (2)	Number of Tenants	% of Investment Grade Tenants (3)	Number of Industries	Number of States	Weighted Average Lease Yield (4)
Owned:
Freestanding Retail	$3,289,543	894	18,098	100%	14.5	90	38%	21	47	8.3%
Multi-tenant Retail	1,783,545	77	11,465	96%	7.3	521	30%	30	23	8.2%
Office and industrial	2,055,771	55	15,236	100%	11.8	35	65%	18	24	8.1%
Total Owned	$7,128,859	1,026	44,799	99%	11.9	600	43%	35	48	8.2%

Managed:
Freestanding Retail	$1,621,455	340	7,608	100%	13.1	65	56%	21	40	7.3%
Multi-tenant Retail	916,343	40	4,588	96%	9.8	259	26%	30	18	7.8%
Office and industrial	1,413,913	61	10,448	100%	11.4	43	52%	15	26	7.5%
Total Managed	$3,951,711	441	22,644	99%	11.7	345	48%	33	48	7.7%

(1)	Gross assets represents total gross real estate and related assets, net of gross intangible lease liabilities.
(2)    Weighted average lease term remaining is calculated using the non-cancelable lease terms.

(3)	Percent of investment grade tenants is calculated using the S&P credit, which may reflect the credit rating of the parent company or a guarantor.

(4)	Weighted average lease yield is is calculated by dividing the effective annualized rental income by the purchase price, exclusive of acquisition costs.

Real Estate Portfolio Diversification
The following table presents diversifications of the Company’s owned real estate portfolio, based on annualized revenue, as of September 30, 2013:

	Annualized Revenue (1) (thousands)	% of Annualized Revenue
Freestanding retail	$273,365	43.3%
Multi-tenant retail	150,733	23.8%
Office and industrial	166,803	26.4%
Total real estate assets	590,901	93.5%
Notes receivable and CMBS	22,390	3.5%
Unconsolidated joint ventures	19,128	3.0%
Total real estate and related assets	$632,419	100.0%

(1)
Annualized revenue represents the average annual base rental income over the respective lease terms, including adjustments for rent concessions or abatements, if any. Annualized revenue for the notes receivable and CMBS represents average annual interest income over the respective loan term, excluding adjustments for accretion or amortization of discounts or premiums. Annualized revenue for the unconsolidated joint ventures represents the Company’s interest in the average annual base rental income over the respective lease terms, including adjustments for rent concessions or abatements, if any.

Same Store Summary
The Company reviews the stabilized operating results from properties that were owned for the entirety of both the current and prior year reporting periods, referred to as “same store.” The following tables show the Company’s same store portfolio statistics, which included 887 properties acquired prior to July 1, 2012 and owned through September 30, 2013, excluding properties acquired through unconsolidated joint ventures (dollar amounts in thousands):

	Three Months Ended September 30,		Increase/(Decrease)
	2013	2012	$ Change	% Change
Same store base rental revenue (1)	$113,823	$111,821	$2,002	1.8%
Same store other rental revenue (1)	5,721	7,190	(1,469)	(20.4)%
Total same store rental revenue	119,544	119,011	533	0.4%
Rental and other property income from income-producing properties acquired subsequent to June 30, 2012 and properties sold prior to September 30, 2013	25,016	2,094	22,922	1,094.7%
Total rental and other property income	$144,560	$121,105	$23,455	19.4%

		Base Rental Revenue (1)
	Number of	Three Months Ended September 30,		Increase/(Decrease)
Property Type	Properties	2013	2012	$ Change	% Change
Freestanding retail	777	$58,245	$57,933	$312	0.5%
Multi-tenant retail	63	29,585	28,346	1,239	4.4%
Office and industrial	47	25,993	25,542	451	1.8%
Total	887	$113,823	$111,821	$2,002	1.8%
The following tables show the Company’s same store portfolio statistics, which included 642 properties acquired prior to January 1, 2012 and owned through September 30, 2013, excluding properties acquired through unconsolidated joint ventures (dollar amounts in thousands):

	Nine Months Ended September 30,		Increase/(Decrease)
	2013	2012	$ Change	% Change
Same store base rental revenue (1)	$280,199	$277,098	$3,101	1.1%
Same store other rental revenue (1)	13,455	15,782	(2,327)	(14.7)%
Total same store rental revenue	293,654	292,880	774	0.3%
Rental and other property income from income-producing properties acquired subsequent to December 31, 2011 and properties sold prior to September 30, 2013	130,600	39,057	91,543	234.4%
Total rental and other property income	$424,254	$331,937	$92,317	27.8%

		Base Rental Revenue (1)
	Number of	Nine Months Ended September 30,		Increase/(Decrease)
Property Type	Properties	2013	2012	$ Change	% Change
Freestanding retail	550	$148,015	$147,423	$592	0.4%
Multi-tenant retail	51	67,064	65,499	1,565	2.4%
Office and industrial	41	65,120	64,176	944	1.5%
Total	642	$280,199	$277,098	$3,101	1.1%

(1)
Base rental revenue represents contractual base rental revenue earned. Same store other rental revenue includes certain GAAP adjustments to rental revenue, such as straight-line rent and amortization of above market intangible lease assets and below market lease intangible liabilities.

Tenant Diversification
The following table shows certain information regarding the tenant diversification of the Company’s owned real estate portfolio, including consolidated joint ventures, as of September 30, 2013:

	Tenant	Number of Leases	Number of States	Leased Square Feet (thousands)	% of Leased Square Feet	Annualized Rental Revenue (1) (thousands)	% of Annualized Rental Revenue	Weighted Average Lease Term Remaining (2)	S&P Credit Rating (3)
1	Walgreens	73	30	1,078	2.4%	$27,229	4.6%	17.7	BBB
2	PetSmart	34	17	1,339	3.0%	24,355	4.1%	7.9	BB+
3	Albertson's	34	6	1,969	4.4%	24,074	4.1%	16.5	B
4	CVS	53	22	834	1.9%	20,243	3.4%	17.9	BBB+
5	AT&T	10	7	1,023	2.3%	20,158	3.4%	9.1	A-
6	BJ's Wholesale Club	3	8	2,230	5.0%	19,106	3.2%	17.4	B
7	Wal-Mart	10	8	2,065	4.7%	16,050	2.7%	10.9	AA
8	Apollo Group	1	1	600	1.4%	14,557	2.5%	17.5	Not Rated
9	L.A. Fitness	17	8	752	1.7%	14,198	2.4%	10.8	Not Rated
10	Kohl's	20	10	1,586	3.6%	13,938	2.4%	14.4	BBB+
11	Amazon	3	2	3,048	6.9%	13,922	2.4%	13.0	AA-
12	Home Depot	12	8	1,810	4.1%	13,643	2.3%	16.5	A-
13	Family Dollar	7	26	1,185	2.7%	12,839	2.2%	13.6	BBB-
14	Tractor Supply	42	20	875	2.0%	11,124	1.9%	11.5	Not Rated
15	Merrill Lynch	1	1	482	1.1%	10,963	1.9%	11.2	A
16	Best Buy	20	12	673	1.5%	9,506	1.6%	6.0	BB
17	On The Border	27	13	190	0.4%	8,556	1.4%	16.5	Not Rated
18	Encana Oil & Gas	1	1	319	0.7%	7,806	1.3%	13.8	Not Rated
19	HealthNow	1	1	430	1.0%	7,722	1.3%	10.8	BBB
20	Stripes	24	2	140	0.3%	6,932	1.2%	15.4	Not Rated
21	RSA Security	2	1	328	0.7%	6,915	1.2%	10.4	A
22	Dick's Sporting Goods	11	7	532	1.2%	6,506	1.1%	6.6	Not Rated
23	Lowe's	9	9	1,204	2.7%	6,445	1.1%	13.5	A-
24	Advance Auto Parts	45	10	304	0.7%	5,885	1.0%	9.6	BBB-
25	Cigna	2	2	299	0.7%	5,773	1.0%	9.0	A+
	Top 25 Tenants	462		25,295	57.1%	$328,445	55.7%

26	Academy Sports	7	4	591	1.3%	$5,464	0.9%	14.3	B
27	Outback Steakhouse	1	14	124	0.3%	5,196	0.9%	18.5	B+
28	Ross	17	10	491	1.1%	5,061	0.9%	4.6	A-
29	Thorntons Oil	23	4	79	0.2%	4,935	0.8%	12.3	Not Rated
30	Aaron Rents	6	17	655	1.5%	4,912	0.8%	11.1	Not Rated
31	Bed Bath & Beyond	16	10	431	1.0%	4,677	0.8%	4.6	BBB+
32	VA Clinic	1	1	66	0.1%	4,657	0.8%	16.5	AA+
33	The Medicines Co.	1	1	176	0.4%	4,577	0.8%	10.2	Not Rated
34	Golden Corral	22	7	234	0.5%	4,391	0.7%	13.6	Not Rated
35	Giant Eagle	4	1	303	0.7%	4,365	0.7%	12.4	Not Rated
36	MedAssets	1	1	231	0.5%	4,364	0.7%	14.4	B+
37	Hobby Lobby	9	7	530	1.2%	4,215	0.7%	7.4	Not Rated
38	Cracker Barrel	12	5	120	0.3%	3,929	0.7%	14.7	Not Rated
39	Wendy's	9	6	107	0.2%	3,924	0.7%	18.8	Not Rated
40	FedEx	8	8	390	0.9%	3,559	0.6%	7.4	BBB
41	Wells Fargo	9	7	245	0.6%	3,523	0.6%	9.4	AA-
42	Stop & Shop	2	2	122	0.3%	3,521	0.6%	17.9	BBB
43	Sysmex	1	1	163	0.4%	3,507	0.6%	13.1	Not Rated
44	Igloo	1	1	914	2.1%	3,345	0.6%	11.1	Not Rated
45	TJ Maxx	10	5	307	0.7%	3,147	0.5%	4.4	A
46	Banner Life Insurance	1	1	116	0.3%	3,131	0.5%	12.9	AA-
47	Sam's Club	3	3	373	0.8%	3,109	0.5%	7.2	AA
48	Applebee's	14	9	70	0.2%	3,107	0.5%	14.7	Not Rated
49	Ryan's Buffet	1	8	128	0.3%	3,075	0.5%	9.3	Not Rated
50	Carmax	2	2	116	0.3%	3,039	0.5%	15.1	Not Rated
	Tenants 26 - 50	181		7,082	16.2%	$100,730	16.9%
	Top 50 Tenants	643		32,377	73.3%	$429,175	72.6%

	Total Portfolio	1,652	48	44,378	100%	$590,901	100.0%	11.9

(1)	Annualized rental revenue represents the average annual base rental income over the respective lease terms, including adjustments for rent concessions or abatements, if any.

(2)	Weighted average lease term remaining is calculated using the non-cancelable lease terms.

(3)	S&P credit rating may reflect the credit rating of the parent company or a guarantor.

Industry Diversification
The following table shows certain information regarding the tenant industry diversification of the Company’s owned real estate portfolio, including consolidated joint ventures, as of September 30, 2013:

Industry	Number of Leases	Number of Tenants	Number of States	Leased Square Feet (thousands)	Annualized Rental Revenue (1) (thousands)	% of Annualized Rental Revenue		Weighted Average Lease Term Remaining (2)
Grocery	79	26	25	4,120	$53,913	9.1%		15.0
Drugstore	127	3	36	1,923	47,774	8.1%		17.8
Discount store	105	16	32	4,839	46,191	7.8%		9.9
Full service restaurant	168	82	30	1,090	38,017	6.4%		14.4
Home and garden	71	11	29	3,954	32,075	5.4%		13.9
Pet supplies	41	2	19	1,444	25,993	4.4%		7.8
Warehouse club	7	3	11	2,767	24,200	4.1%		15.9
Healthcare	60	46	17	900	22,525	3.8%		10.9
Communications	34	12	11	1,079	21,873	3.7%		8.7
Financial services	53	31	14	869	20,384	3.4%		11.8
Limited service restaurant	138	62	26	738	19,239	3.3%		11.1
Convenience store	82	9	16	346	17,567	3.0%		14.0
Other professional services	11	9	9	954	17,137	2.9%		10.8
Fitness	27	9	10	914	16,805	2.8%		10.5
Specialty retail	101	45	20	1,358	16,414	2.8%		8.0
Department store	28	6	11	2,353	16,007	2.7%		14.2
Education	7	6	5	635	15,164	2.6%		17.1
Sporting goods	27	9	13	1,321	14,820	2.5%		10.0
Apparel	115	53	12	948	14,659	2.5%		4.8
Wholesale	3	1	2	3,048	13,922	2.4%		13.0
Manufacturing	5	5	5	3,207	13,295	2.2%		10.2
Electronics and appliances	33	6	18	932	13,059	2.2%		6.6
Automotive	75	9	19	613	12,239	2.1%		12.3
Insurance services	9	8	7	573	11,795	2.0%		9.3
Hobby, books and music	46	14	17	998	9,843	1.7%		5.8
Home furnishings	43	15	13	772	9,196	1.6%		5.7
Mining and natural resources	1	1	1	319	7,806	1.3%		13.8
Office supplies	25	4	12	474	6,909	1.2%		5.3
Personal services	104	84	15	159	3,867	0.7%		3.8
Logistics (shipping, delivery, warehousing)	11	2	11	394	3,675	0.6%		7.3
Agriculture	2	2	2	156	1,927	0.3%		12.5
Technology	1	1	1	107	1,594	0.3%		8.3
Childcare	8	4	5	60	869	0.1%		11.9
Government and non-profit	4	3	3	10	78	—%	(3)	2.2
Real estate services	1	1	1	4	70	—%	(3)	0.6
Total	1,652	600	48	44,378	$590,901	100.0%		11.9

(1)	Annualized rental revenue represents the average annual base rental income over the respective lease terms, including adjustments for rent concessions or abatements, if any.

(2)	Weighted average lease term remaining is calculated using the non-cancelable lease terms.

(3)	Represents less than 0.1% of total annualized rental revenue.

Geographic Diversification
The following table shows certain information regarding the geographic diversification of the Company’s owned real estate portfolio, including consolidated joint ventures, as of September 30, 2013:

State	Number of Properties	% Leased	Rentable Square Feet (thousands)	Annualized Rental Revenue (1) (thousands)	% of Annualized Rental Revenue
Texas	187	100%	6,484	$96,812	16.3%
Arizona	41	100%	2,975	49,047	8.3%
Georgia	43	99%	3,293	47,030	8.0%
California	22	98%	2,905	40,689	6.9%
Florida	81	97%	3,287	39,697	6.7%
Illinois	46	98%	1,550	30,864	5.2%
Michigan	43	95%	1,691	21,943	3.7%
New Jersey	14	100%	891	20,450	3.5%
Virginia	23	98%	1,335	18,407	3.1%
Ohio	72	100%	1,718	18,214	3.1%
South Carolina	27	100%	2,148	16,885	2.9%
Alabama	27	99%	1,286	16,401	2.8%
Tennessee	19	100%	2,676	16,063	2.7%
Massachusetts	10	100%	1,222	14,332	2.4%
North Carolina	34	100%	1,549	13,728	2.3%
Indiana	44	100%	531	10,017	1.7%
New York	7	100%	651	9,979	1.7%
Colorado	15	99%	803	9,123	1.5%
Louisiana	31	100%	866	9,032	1.5%
Pennsylvania	15	100%	1,046	8,035	1.4%
Oklahoma	21	100%	446	7,774	1.3%
New Mexico	18	100%	685	7,739	1.3%
Nevada	17	100%	699	7,428	1.3%
Maryland	6	100%	366	7,346	1.2%
Missouri	26	100%	428	6,316	1.1%
Wisconsin	16	100%	381	5,905	1.0%
Iowa	14	100%	475	4,787	0.8%
Nebraska	5	100%	225	3,739	0.6%
Arkansas	16	100%	335	3,652	0.6%
Kentucky	17	100%	139	3,535	0.6%
Maine	14	100%	282	3,325	0.6%
Mississippi	11	100%	258	2,899	0.5%
Oregon	2	100%	229	2,897	0.5%
Kansas	7	100%	205	2,602	0.4%
Connecticut	1	100%	70	2,511	0.4%
Minnesota	7	100%	111	2,379	0.4%
New Hampshire	4	100%	126	2,023	0.3%
Alaska	2	100%	92	1,615	0.3%
Rhode Island	1	100%	52	1,010	0.2%
Washington	6	100%	40	939	0.2%
North Dakota	1	100%	70	926	0.2%
Delaware	2	100%	35	624	0.1%
Idaho	2	100%	24	498	0.1%
Utah	2	100%	63	496	0.1%
South Dakota	2	100%	22	491	0.1%
West Virginia	1	100%	11	302	0.1%
Montana	1	100%	16	261	—%	(2)
Vermont	3	100%	7	134	—%	(2)
Total	1,026	99%	44,799	$590,901	100.0%

(1)	Annualized rental revenue represents the average annual base rental income over the respective lease terms, including adjustments for rent concessions or abatements, if any.

(2)	Represents less than 0.1% of total annualized rental revenue.

Lease Expirations

The following table shows certain information regarding the lease expirations of the Company’s owned real estate portfolio, including consolidated joint ventures, as of September 30, 2013, during each of the next ten years and thereafter, assuming no exercise of renewal options:

Lease Expiration Year	Number of Leases Expiring	Leased Square Feet (thousands)	% of Leased Square Feet	Annualized Rental Revenue (1) thousands)	% of Annualized Rental Revenue
2013	19	61	0.1%	$757	0.1%
2014	65	244	0.5%	4,698	0.8%
2015	88	418	0.9%	6,996	1.2%
2016	130	1,171	2.6%	15,943	2.7%
2017	142	1,023	2.3%	14,638	2.5%
2018	192	2,295	5.2%	30,978	5.2%
2019	108	2,354	5.3%	28,327	4.8%
2020	57	1,157	2.6%	14,786	2.5%
2021	78	2,949	6.6%	36,415	6.2%
2022	74	2,829	6.4%	24,205	4.1%
Thereafter	699	29,877	67.5%	413,158	69.9%
Totals	1,652	44,378	100.0%	$590,901	100.0%

(1)	Annualized rental revenue represents the average annual base rental income over the respective lease terms, including adjustments for rent concessions or abatements, if any.

Multi-Tenant Property Summary
The following tables show certain information regarding the Company’s owned multi-tenant property investments, including consolidated joint ventures, as of September 30, 2013:

Property		Location	Type	Rentable Square Feet (thousands)	Occupancy	Purchase Price (thousands)	Annualized Rental Revenue (1) (thousands)	Weighted Average Lease Term Remaining (2)	Major Tenants
Atascocita Commons		Humble, TX	Power Center	318	98%	$56,500	$4,591	7.7	Kohl's, TJ Maxx, Ross, Palais Royal, Office Depot, Petco
Bellview Plaza		Pensacola, FL	Grocery	84	100%	8,200	833	11.7	Publix, Planet Fitness
Big Lots & Tractor Supply		Northport, AL	Anchored	58	100%	3,314	285	6.5	Big Lots, Tractor Supply
Breakfast Pointe		Panama Beach City, FL	Grocery	96	99%	16,000	1,336	9.3	Publix, Office Depot
Camp Creek Marketplace		East Point, GA	Power Center	426	97%	76,350	6,219	5.7	BJ's Wholesale Club, Marshall's, Ross, TJ Maxx, Staples, PetSmart, Old Navy, Beauty Master
Capital Plaza		Wake Forest, NC	Power Center	47	92%	7,200	618	4.8	PetSmart, Staples
Cedar Hill Village		Cedar Hill, TX	Anchored	44	97%	8,035	801	11.1	24 Hour Fitness
Century Town Center		Vero Beach, FL	Power Center	106	92%	14,775	1,362	5.3	Marshall's, Petco
Cleveland Towne Center		Cleveland, TN	Power Center	154	93%	17,650	1,732	5.0	Ross, Bed Bath & Beyond, Michael's, Electronic Express, Books-A-Million
Crossroads Marketplace		Warner Robbins, GA	Anchored	78	99%	11,250	1,031	4.5	Best Buy, Bed Bath & Beyond
CVS & Huntington Bank		Northville, MI	Anchored	16	100%	3,797	292	17.9	CVS
CVS & Noble Roman		Mishawaka, IN	Anchored	12	100%	4,611	366	18.6	CVS
CVS & Tres Amigos		Ringgold, GA	Anchored	15	100%	3,990	323	16.5	CVS
Del Monte Plaza		Reno, NV	Grocery	83	100%	18,300	1,514	12.4	Whole Foods, Sierra Trading Post
Denver West Plaza		Lakewood, CO	Anchored	71	92%	14,000	1,215	4.2	Best Buy, Office Depot
Dimond Crossing		Anchorage, AK	Anchored	85	100%	14,376	1,348	6.8	PetSmart, Bed Bath & Beyond
East Valley Center	(3)	Saginaw, MI	Power Center	122	67%	4,366	539	8.6	Burlington Coat Factory
Eastland Center		West Covina, CA	Power Center	812	95%	145,900	10,455	6.5	Target, Wal-Mart, Burlington Coat Factory, Albertson's, Dick's Sporting Goods, Bed Bath & Beyond, Ashley Furniture, Marshall's, Ross, Office Depot, DSW, PetSmart
Evans Exchange	(3)	Evans, GA	Power Center	66	92%	13,356	1,095	15.2	Home Depot, Food Lion
Evans Exchange	(3)	Evans, GA	Power Center	131	100%	6,044	524	14.3	Home Depot, Food Lion
Fairlane Green		Allen Park, MI	Power Center	273	98%	47,000	4,733	3.6	TJ Maxx, Bed Bath & Beyond, Barnes & Noble, Michael's, Old Navy
Falcon Valley		Lenexa, KS	Grocery	77	100%	12,500	1,016	13.1	Price Chopper
Folsom Gateway II		Folsom, CA	Power Center	115	97%	36,000	2,887	6.0	Bed Bath & Beyond, PetSmart, DSW
Glynn Isles		Brunswick, GA	Power Center	192	96%	38,000	2,819	4.8	Dick's Sporting Goods, Ross, PetSmart, Michael's, Office Depot
Greenway Commons		Houston, TX	Power Center	252	98%	68,250	4,646	11.8	Costco, L.A. Fitness
Highlands Ranch		Highland Ranch, CO	Anchored	51	100%	6,346	553	4.2	Ross, Staples
Hillside Town Center		Chicago, IL	Power Center	167	92%	26,945	2,469	7.1	Ross, Home Goods, Michael's, Staples

Multi-Tenant Property Summary (Continued)

Property	Location	Type	Rentable Square Feet (thousands)	Occupancy	Purchase Price (thousands)	Annualized Rental Revenue (1) (thousands)	Weighted Average Lease Term Remaining (2)	Major Tenants
Hobby Lobby Center	Greenville, SC	Anchored	70	100%	$6,300	$593	4.6	Hobby Lobby
Indian Lakes Crossing	Virginia Beach, VA	Grocery	71	96%	14,200	1,069	12.1	Harris Teeter
Kingman Gateway	Kingman, AZ	Anchored	49	100%	4,756	433	4.1	Ross, PetSmart
Kingsbury Center	Chicago, IL	Anchored	54	100%	26,400	1,632	9.4	Buy Buy Baby, PetSmart
Kohl's & Academy Sports	Hixson, TN	Power Center	131	100%	10,769	896	14.2	Kohl's, Academy Sports
Kohl's Plaza	Napa, CA	Anchored	75	98%	19,825	1,680	16.2	Kohl's
Kyle Marketplace	Kyle, TX	Grocery	218	98%	45,000	3,437	11.3	HEB! Plus
Lakeshore Crossing	Gainesville, GA	Power Center	123	100%	9,000	695	10.0	Lowe's
Midtowne Park	Anderson, SC	Power Center	167	100%	25,600	1,940	10.0	Kohl's, Dick's Sporting Goods, Staples
Mueller Regional Retail District	Austin, TX	Power Center	348	98%	67,250	5,917	8.6	Home Depot, Best Buy, Marshall's, Chair King, Bed Bath & Beyond, PetSmart, Staples
Nature Coast Commons	Spring Hill, FL	Power Center	225	83%	29,000	2,838	6.5	Sports Authority, Best Buy, Ross, Office Depot, PetSmart
Northpoint Shopping Center	Cape Coral, FL	Power Center	113	70%	10,000	1,040	6.7	Bed Bath & Beyond, AC Moore, PetSmart
Oxford Exchange	Oxford, AL	Power Center	335	97%	45,500	3,898	4.2	Hobby Lobby, Dick's Sporting Goods, Ross, TJ Maxx, Bed Bath & Beyond, PetSmart, Best Buy, Office Max
Petco & Portrait Innovations	Lake Charles, LA	Anchored	18	100%	3,901	363	7.3	Petco
PetSmart & Bevmo	Redding, CA	Anchored	45	100%	5,788	530	7.7	PetSmart, Bevmo
PetSmart & Hallmark	Cincinnati, OH	Anchored	34	100%	5,042	426	6.8	PetSmart
PetSmart & Travis Credit Union	Mercad, CA	Anchored	31	100%	5,369	460	6.6	PetSmart
Pick 'N Save Center	Wauwatosa, WI	Grocery	70	98%	16,191	1,330	14.8	Pick N Save
Pinehurst Square	Bismarck, ND	Anchored	70	100%	10,250	926	3.0	Best Buy, PetSmart
Prairie Market	Oswego, IL	Grocery	115	97%	25,100	2,478	10.3	Aldi, PetSmart
Red Oak Village	San Marcos, TX	Power Center	177	98%	22,500	1,875	4.8	Ross, Best Buy, Marshall's, Bed Bath & Beyond, PetSmart
Riverside Centre	St. Augustine, FL	Anchored	62	100%	4,725	482	5.8	Hobby Lobby
San Tan Marketplace	Gilbert, AZ	Power Center	284	98%	54,780	4,254	3.1	Jo-Ann's Fabric, Big Lots, Bed Bath & Beyond, Marshall's, DSW, Office Max, Downeast Home & Clothing, Old Navy
Santa Rosa Commons	Pace, FL	Grocery	140	100%	25,450	2,024	8.2	Publix, TJ Maxx, PetSmart
Shelby Corners	Utica, MI	Anchored	77	92%	4,255	478	11.3	Chrismas Tree Shops, Buy Buy Baby
Sherwood Retail Center	Sherwood, AR	Power Center	119	100%	5,825	601	8.6	Gander Mountain, Tractor Supply, Hobby Lobby
Shoppes at Port Arthur	Port Arthur, TX	Power Center	96	100%	15,000	1,336	5.1	Ross, Best Buy, Petco
Shoppes at Sherbrooke	Lake Worth, FL	Anchored	58	90%	10,500	912	11.0	L.A. Fitness
Shoppes at Sugarmill Woods	Homosassa, FL	Grocery	50	87%	8,100	657	12.7	Publix
Silverado Plaza	Tucson, AZ	Grocery	76	99%	9,250	746	5.9	Safeway

Multi-Tenant Property Summary (Continued)

Property		Location	Type	Rentable Square Feet (thousands)	Occupancy	Purchase Price (thousands)	Annualized Rental Revenue (1) (thousands)	Weighted Average Lease Term Remaining (2)	Major Tenants
South Plains Crossing		Lubbock, TX	Power Center	146	98%	$16,350	$1,527	6.8	Hobby Lobby, Spec's
Stearns Crossing		Bartlett, IL	Grocery	96	90%	12,375	1,122	4.5	Dominick's
Stonebridge Square		Roswell, GA	Power Center	159	99%	23,150	1,843	6.8	Kohl's, Michael's
Stonebridge Village		Flowery Branch, GA	Power Center	158	93%	29,500	2,488	5.6	PetSmart, Office Max, Ross, TJ Maxx
Sunset Valley		Sunset Valley, TX	Power Center	150	100%	35,500	3,285	7.3	PetSmart, Babies R Us, DSW
Telegraph Plaza	(3)	Monroe, MI	Power Center	73	80%	7,040	721	3.6	Kohl's, TJ Maxx, PetSmart
Telegraph Plaza	(3)	Monroe, MI	Power Center	69	100%	5,860	501	12.3	Kohl's, TJ Maxx, PetSmart
The Crossing		Killeen, TX	Anchored	61	100%	9,000	944	7.5	Gold's Gym, University of Phoenix
The Forum		Fort Myers, FL	Power Center	189	97%	34,250	2,834	5.7	Ross, Best Buy, Bed Bath & Beyond, Staples, Books-A-Million, Petco
The Plaza		Queen Creek, AZ	Anchored	70	93%	13,250	1,418	7.8	L.A. Fitness
Toys "R" Us Center		Parma, OH	Anchored	49	100%	3,749	341	8.3	Toys R Us
University Plaza		Flagstaff, AZ	Grocery	165	100%	17,165	1,914	4.1	Safeway, Ross, Bed Bath & Beyond, PetSmart
Valley Bend		Huntsville, AL	Power Center	416	100%	72,530	5,861	5.9	Hobby Lobby, Dick's Sporting Goods, Ross, Marshall's, Huntsville Hospital, Barnes & Noble, Bed Bath & Beyond, PetSmart
Volusia Square		Daytona Beach, FL	Power Center	232	96%	31,000	2,667	6.8	Hobby Lobby, HH Gregg, TJ Maxx, Home Depot
Waterside Marketplace		Chesterfield, MI	Power Center	251	93%	26,500	3,204	4.6	Dick's Sporting Goods, Best Buy, TJ Maxx, Bed Bath & Beyond, Old Navy
West Valley Center	(3)	Saginaw, MI	Power Center	281	99%	26,120	2,908	5.7	Dick's Sporting Goods, TJ Maxx, PetSmart, Barnes & Noble, Babies R Us, DSW, Michael's, Old Navy
White Oak Village		Richmond, VA	Power Center	432	94%	68,000	6,318	8.8	J.C. Penney, Martin's, K&G Fashion Superstore, PetSmart, Michael's, Office Max
Whittwood Town Center		Whittier, CA	Power Center	785	99%	83,500	6,106	7.1	Target, J.C. Penney, Sears, Kohl's, Von's, PetSmart, 24 Hour Fitness, Cost Plus
Widewater Commons		Uniontown, PA	Anchored	48	97%	6,600	624	4.6	PetSmart
Winchester Station		Winchester, VA	Power Center	183	99%	26,881	2,559	4.9	HH Gregg, Ross, Bed Bath & Beyond, Michael's, Old Navy
Total				11,465	96%	$1,777,001	$150,733	7.3

Type	Rentable Square Feet (thousands)	Occupancy	Purchase Price (thousands)	Annualized Rental Revenue (1) (thousands)
Power Center	8,823	96%	$1,339,741	$112,801
Grocery	1,341	98%	227,831	19,476
Anchored	1,301	98%	209,429	18,456
Total	11,465	96%	$1,777,001	$150,733

(1)	Annualized rental revenue represents the average annual base rental income over the respective lease terms, including adjustments for rent concessions or abatements, if any.

(2)	Weighted average lease term remaining is calculated using the non-cancelable lease terms.

(3)	The Company purchased multiple parcels at the same multi-tenant property in separate transactions.

Office and Industrial Property Summary
The following tables show certain information regarding the Company’s owned office and industrial property investments, including consolidated joint ventures, as of September 30, 2013:

Tenant	Location	Type	Rentable Square Feet (1) (thousands)	Purchase Price (thousands)	Annualized Rental Revenue (2) (thousands)	Weighted Average Lease Term Remaining (3)	Contractual Rent Increases	S&P Credit Rating (4)
Aaron Rents	Auburndale, FL	Warehouse / Distribution Center	170	$5,283	$599	11.5	10% every 5 years	Not Rated
Aaron Rents	Magnolia, MS	Warehouse / Distribution Center	125	2,945	265	11.5	10% every 5 years	Not Rated
AGCO	Duluth, GA	Corporate Headquarters	126	17,925	1,469	12.8	10% every 5 years	BBB-
Amazon	Charleston, TN	Warehouse / Distribution Center	1,016	59,305	4,484	13.0	2% annually	AA-
Amazon	Chattanooga, TN	Warehouse / Distribution Center	1,016	62,781	4,754	13.0	2% annually	AA-
Amazon	West Columbia, SC	Warehouse / Distribution Center	1,016	64,530	4,684	13.0	2% annually	AA-
Apollo Group	Phoenix, AZ	Corporate Headquarters	600	170,000	14,557	17.5	2% annually	Not Rated
AT&T	Atlanta, GA	Corporate Headquarters	794	205,000	16,282	10.6	2% annually	A-
AT&T	Dallas, TX	Corporate Headquarters	206	29,400	3,134	2.7	10% every 5 years	A-
Banner Life Insurance	Urbana, MD	Corporate Headquarters	116	38,200	3,131	12.9	2.5% annually	AA-
BJ's Wholesale Club	Uxbridge, MA	Warehouse / Distribution Center	618	28,308	2,194	18.0	Consumer Price Index	B
BJ's Wholesale Club	Jacksonville, FL	Warehouse / Distribution Center	479	20,091	1,583	18.0	Consumer Price Index	B
Cargill	Blair, NE	Corporate Headquarters	30	4,955	458	11.3	Various - annually	A
Cigna	Plano, TX	Corporate Headquarters	209	49,500	3,885	7.9	1.5% annually	A+
Cigna	Phoenix, AZ	Medical Office	90	23,782	1,888	11.2	3% annually	A+
ConAgra	Milton, PA	Warehouse / Distribution Center	719	28,500	2,426	7.8	$0.50 per square foot every 5 years	BBB-
CSAA	Oklahoma City, OK	Corporate - Other	147	29,350	2,569	6.0	6% every 3 years	A-
CVS	Glenview, IL	Corporate Headquarters	195	44,250	3,405	8.3	2% annually	BBB+
Davita Dialysis	Grand Rapids, MI	Medical Office	9	1,675	155	6.3	10% every 5 years	Not Rated
Davita Dialysis	Augusta, GA	Medical Office	7	1,534	131	7.3	None	Not Rated
Davita Dialysis	Douglasville, GA	Medical Office	7	1,566	133	7.3	None	Not Rated
Davita Dialysis	Willow Grove, PA	Medical Office	11	3,245	274	11.3	None	Not Rated
Davita Dialysis	Casselberry, FL	Medical Office	6	2,300	189	8.8	Consumer Price Index	Not Rated
Davita Dialysis	Sanford, FL	Medical Office	9	2,867	239	7.1	Consumer Price Index	Not Rated
Davita Dialysis	Ft. Wayne, IN	Medical Office	8	2,789	256	9.5	2% annually	Not Rated
Davita Dialysis	Lawrenceville, NJ	Medical Office	8	2,931	279	10.3	2% annually	Not Rated
Dell Perot	Lincoln, NE	Corporate - Other	150	22,100	2,142	6.1	5.9% every 3 years	BB-
Emdeon Business Services	Nashville, TN	Corporate - Other	55	9,600	916	12.0	2.5% annually	Not Rated
Encana Oil & Gas	Plano, TX	Corporate Headquarters	319	120,000	7,806	13.8	1.5% annually	Not Rated
Experian	Schaumburg, IL	Corporate Headquarters	178	30,000	2,579	9.8	2.5% annually	A-
FedEx	Effingham, IL	Warehouse / Distribution Center	101	14,150	1,188	10.2	Various - every 5 years	BBB
FedEx	Beekmantown, NY	Warehouse / Distribution Center	50	5,325	483	5.0	None	BBB

Office and Industrial Property Summary (Continued)

Tenant	Location	Type	Rentable Square Feet (1) (thousands)	Purchase Price (thousands)	Annualized Rental Revenue (2) (thousands)	Weighted Average Lease Term Remaining (3)	Contractual Rent Increases	S&P Credit Rating (4)
FedEx	Lafayette, IN	Warehouse / Distribution Center	22	$4,493	$364	10.1	None	BBB
FedEx	Northwood, OH	Warehouse / Distribution Center	90	4,873	441	5.2	None	BBB
FedEx	Bossier City, LA	Warehouse / Distribution Center	64	5,280	449	5.8	None	BBB
FedEx	Dublin, VA	Warehouse / Distribution Center	32	3,276	278	5.8	None	BBB
FedEx	McComb, MS	Warehouse / Distribution Center	27	3,357	277	4.8	None	BBB
Hanesbrands	Rural Hall, NC	Warehouse / Distribution Center	930	31,700	2,993	8.3	2% annually	BB
HealthNow	Buffalo, NY	Corporate Headquarters	430	84,500	7,722	10.8	1.5% annually	BBB
Home Depot	Winchester, VA	Warehouse / Distribution Center	466	33,600	3,327	18.8	1.2% every 5 years	A-
Home Depot	Tolleson, AZ	Warehouse / Distribution Center	467	30,445	2,700	16.8	2% annually	A-
Home Depot	Kennesaw, GA	Corporate - Other	80	12,311	1,103	9.0	9% every 3 years	A-
Igloo	Katy, TX	Warehouse / Distribution Center	914	38,100	3,345	11.1	7.5% every 5 years	Not Rated
MedAssets	Plano, TX	Corporate Headquarters	231	43,295	4,364	14.4	2% annually	B+
Merrill Lynch	Hopewell Township, NJ	Corporate Headquarters	482	135,000	10,963	11.2	$0.50 per square foot annually	A
Owen's Corning	Newark, OH	Warehouse / Distribution Center	481	11,900	1,024	8.8	3% every 2 years	BBB-
PetSmart	Phoenix, AZ	Corporate Headquarters	366	102,500	8,467	9.9	6.7% every 2.5 years	BB+
RSA Security	Bedford, MA	Corporate Headquarters	328	93,500	6,915	10.4	Various - every 3 years	A
St. Luke's Urgent Care	Creve Coeur, MO	Medical Office	15	5,450	487	12.1	2% annually	A
Sysmex	Lincolnshire, IL	Corporate Headquarters	163	49,733	3,507	13.1	$0.50 per square foot annually	Not Rated
The Medicines Company	Parsippany, NJ	Corporate Headquarters	176	52,964	4,577	10.2	Various - every 5 years	Not Rated
United Technologies	Bradenton, FL	Corporate Headquarters	107	20,100	1,594	8.3	2% annually	A
VA Clinic	Oceanside, CA	Medical Office	66	54,500	4,657	16.5	9.7% every 5 years	AA+
Wal-Mart	Riverside, CA	Warehouse / Distribution Center	496	91,500	6,223	12.5	None	AA
Wells Fargo	Hillsboro, OR	Corporate - Other	213	27,000	2,489	7.2	2.5% annually	AA-
Total			15,236	$2,043,564	$166,803	11.8

Type	Rentable Square Feet (thousands)	Purchase Price (thousands)	Annualized Rental Revenue (1) (thousands)
Corporate Headquarters	5,056	$1,290,822	$104,815
Warehouse / Distribution Center	9,299	549,742	44,081
Medical Office	236	102,639	8,688
Corporate - Other	645	100,361	9,219
Total	15,236	$2,043,564	$166,803

(1)	Rentable square feet was 100% leased for all office and industrial properties as of September 30, 2013.

(2)	Annualized rental revenue represents the average annual base rental income over the respective lease terms, including adjustments for rent concessions or abatements, if any.

(3)	Weighted average lease term remaining is calculated using the non-cancelable lease terms.

(4)	S&P credit rating may reflect the credit rating of the parent company or a guarantor.

Unconsolidated Joint Venture Investment Summary
The following table shows certain information regarding the Company’s interests in unconsolidated joint ventures, as of September 30, 2013:

Joint Venture	Partner	Cole Ownership %		Cole Pro-Rata Share of Purchase Price (thousands)	Rentable Square Feet (1) (thousands)	Annualized Rental Revenue (1) (2) (thousands)	Debt (1) (3) (thousands)	Major Tenants
Cole/CoTops Portfolio LLC	Affiliate of Cofinance Group	80%		$34,066	702	$5,935	$24,512	Tops Market, Dollar Tree, Gander Mountain, Big Lots, BJ’s Wholesale Club
Cole/Mosaic JV South Elgin IL, LLC	Affiliate of Mosaic Properties and Development, LLC	50%		17,000	232	2,916	20,400	Home Depot, Best Buy
Chandler Festival SPE, LLC	Propstra Chandler Trust & RED Development, LLC	45%	(4)	27,878	360	5,216	29,033	Nordstrom Rack, Buy Buy Baby, Ross, TJ Maxx
Chandler Village Center, LLC (AZ)	Propstra Chandler Trust & RED Development, LLC	45%	(4)	13,316	130	2,478	20,370	Sports Authority, Bed Bath & Beyond
Cole/LBA JV OF Pleasanton CA	Affiliate of LBA Realty	90%		86,850	343	6,491	57,000	Clorox Companies
Chandler Gateway SPE, LLC	Propstra Chandler Trust & RED Development, LLC	45%	(4)	12,884	260	1,665	18,475	Hobby Lobby
Cole/Faison JV Bethlehem GA, LLC	Faison-Winder Investors, LLC	90%		33,429	280	3,188	26,000	Publix, Belk
Total Unconsolidated Joint Ventures				$225,423	2,307	$27,889	$195,790

Cole Interest (5)						$19,128	$135,056

(1)	Rentable square feet, annualized rental revenue and debt represents information for total unconsolidated joint venture.

(2)	Annualized rental revenue represents the average annual base rental income over the respective lease terms, including adjustments for rent concessions or abatements, if any.

(3)
Debt represents secured fixed and variable rates ranging from 2.08% to 6.25% and maturities ranging from July 2015 to July 2021, with a weighted average interest rate of 4.03% as of September 30, 2013 and a weighted average years to maturity of 3.6 years as of September 30, 2013.

(4)	Represents the Company’s 90% interest in a consolidated joint venture, whose only assets are 50% interests in the respective unconsolidated joint ventures.

(5)	Cole interest represents the Company’s aggregate interest in unconsolidated joint ventures as of September 30, 2013.

Managed Programs
Offering Summary
The following table shows offering summary information for the Managed Programs, as of September 30, 2013:

Program (1)	Primary Investment Strategy	Offering Commencement Date	% of Outstanding Shares Owned by Cole	Offering Price/NAV		Annualized Distribution
CCPT IV	Retail	1/26/2012	0.02%	$10.00		6.25%
CCIT (2)	Office and industrial	2/10/2011	0.01%	$10.00		6.50%
INAV	Diversified	12/6/2011	0.42%	$16.71	(3)	5.31%	(4)
CCIT II	Office and industrial	9/17/2013	(5)	$10.00		N/A

Closed Programs (6)	Various	Prior to 2010	less than 0.01%	Various		Various

(1)	Excludes CCPT II as its merger with Spirit was completed on July 17, 2013. In addition, the Company is currently in the registration process for Cole Credit Property Trust V, Inc.

(2)
CCIT’s primary offering was closed to new subscriptions received after September 30, 2013. Subscriptions agreements were accepted if they were received in good order on or before the close of business on September 30, 2013 and were fully funded no later than the close of business on October 31, 2013.

(3)
The Net Asset Value (“NAV”) is calculated daily as of the close of business by an independent fund accountant using a process that reflects i) estimated values of each of INAV’s commercial real estate assets, related liabilities and notes receivable secured by real estate provided periodically by INAV’s independent valuation expert in individual appraisal reports, ii) daily updates in the price of liquid assets for which third party market quotes are available, iii) accruals of INAV’s daily distributions and iv) estimates of daily accruals, on a net basis, of operating revenues, expenses, debt service costs and fees.

(4)	Calculated using a daily distribution of $0.002429042 per common share and NAV of $16.71 per share, which was the NAV per common share as of the close of business on September 30, 2013.

(5)
CCIT II’s registration statement was declared effective prior to September 30, 2013, but CCIT II had not yet begun raising capital as of September 30, 2013. As of September 30, 2013, the Company was the sole stockholder of CCIT II.

(6)	The Closed Programs include CCPT, tenant-in-common programs, Delaware statutory trust programs and CGOF.

Fee Summary
The following table shows fee summary information for certain of the Managed Programs, as of September 30, 2013:

	Offering Fees		Transaction Fees		Management Fees
Program (1)	Selling Commissions (2)	Dealer Manager Fees (3)	Acquisition Transactional Fees (4)	Financing Transactional Fees	Property Management Fees (5)	Asset Management / Advisory Fees		Performance Fees
CCPT IV	7%	2%	2%	—%	—%	0.65% - 0.75%	(6)	15%	(7)
CCIT (8)	7%	2%	2%	—%	—%	0.65% - 0.75%	(6)	15%	(7)
INAV	—%	0.55%	—%	—%	—%	0.90%		25%	(9)
CCIT II	7%	2%	2%	—%	—%	0.65% - 0.75%	(6)	15%	(7)

Closed Programs (10)	N/A	N/A	Various	Various	Various	Various		Various

(1)	Excludes CCPT II as its merger with Spirit was completed on July 17, 2013. No performance fees were recorded with respect to the merger.

(2)	The Company reallows 100% of selling commissions earned to participating broker-dealers.

(3)	The Company may reallow all or a portion of its dealer manager fee to participating broker-dealers as a marketing and due diligence expense reimbursement.

(4)	Percent taken on gross purchase price.

(5)	Percent taken on gross revenues (leasing fees based on prevailing market rates with restrictions).

(6)	Annualized fee based on the average monthly invested assets.

(7)
Performance fee paid only under the following events (i) if shares are listed on a national securities exchange; (ii) if the respective Managed REIT is sold or the assets are liquidated; or (iii) termination of the advisory agreement.

(8)
CCIT’s primary offering was closed to new subscriptions received after September 30, 2013. Subscriptions agreements were accepted if they were received in good order on or before the close of business on September 30, 2013 and were fully funded no later than the close of business on October 31, 2013.

(9)	Performance fee paid for any year in which the total return on stockholders' capital exceeds 6% per annum on a calendar year basis.

(10)	Includes CCPT, tenant-in-common programs, Delaware statutory trust programs and CGOF.

Managed Programs (Continued)
Program Summary
The following table shows the Managed Programs cumulative activity summary information, as of September 30, 2013:

Program (1)	Capital Raised (2) (thousands)	Number of Investments (3)	Assets Under Management (4) (thousands)	Total Debt Outstanding (thousands)
Open Programs:
CCPT IV	$1,265,950	241	$1,596,348	$649,946
CCIT (5)	1,663,239	56	1,397,684	196,760
INAV	51,224	28	82,999	34,275
CCIT II (6)	—	—	—	—
Total Open Programs	2,980,413	325	3,077,031	880,981

Closed Programs (7)	472,948	119	904,564	456,574

Total	$3,453,361	444	$3,981,595	$1,337,555

(1)
Excludes CCPT II as the merger with Spirit was completed on July 17, 2013. Prior to the merger, the Company had raised gross proceeds (including DRIP) of $2.3 billion and managed $3.4 billion of assets on behalf of CCPT II.

(2)	Capital raised represents gross proceeds, including DRIP issued.

(3)	Number of investments includes properties owned by unconsolidated joint ventures.

(4)	Assets under management represents total gross real estate and related assets, including net investments in unconsolidated joint ventures, net of gross intangible lease liabilities.

(5)
CCIT’s primary offering was closed to new subscriptions received after September 30, 2013. Subscriptions agreements were accepted if they were received in good order on or before the close of business on September 30, 2013 and were fully funded no later than the close of business on October 31, 2013.

(6)	CCIT II’s registration statement was declared effective prior to September 30, 2013, but CCIT II had not yet begun raising capital as of September 30, 2013.

(7)	Includes CCPT, tenant-in-common programs, Delaware statutory trust programs and CGOF.

Program Activity Summary
The following table shows the Managed Programs activity summary information for the three-month period ended on September 30, 2013:

Program	Capital Raised (1) (thousands)	Number of Investments Acquired (2)	Purchase Price (3) (thousands)	New Debt (4) (thousands)
Open Programs:
CCPT IV	$592,576	63	$362,268	$374,351
CCIT (5)	1,067,641	21	483,803	53,360
INAV	9,276	8	28,709	—
CCIT II (6)	—	—	—	—
Total Open Programs	1,669,493	92	874,780	427,711

Closed Programs (7)	—	—	—	—

Total	$1,669,493	92	$874,780	$427,711

(1)	Capital raised represents gross proceeds, including DRIP issued.

(2)	Number of investments acquired includes properties owned by unconsolidated joint ventures.

(3)	Purchase price includes pro-rata share for unconsolidated joint ventures.

(4)
New debt may include i) outstanding face value of new mortgage notes payable entered into, ii) total allowable borrowings under new credit facilities entered into and iii) increases in allowable borrowings to existing credit facilities in accordance with amendments executed.

(5)
CCIT’s primary offering was closed to new subscriptions received after September 30, 2013. Subscriptions agreements were accepted if they were received in good order on or before the close of business on September 30, 2013 and were fully funded no later than the close of business on October 31, 2013.

(6)	CCIT II’s registration statement was declared effective prior to September 30, 2013, but CCIT II had not yet begun raising capital as of September 30, 2013.

(7)	Includes CCPT, tenant-in-common programs, Delaware statutory trust programs and CGOF.

Managed Programs (Continued)
Revenue Summary
The following table shows the Managed Programs revenue information for the three-month period ended on September 30, 2013 (in thousands):

Program (1)	Offering Related Revenue and Reimbursements	Transaction Service Revenue	Management Service Revenue and Reimbursements	Total Private Capital Management Revenue and Reimbursements
Open Programs:
CCPT IV	$64,107	$7,257	$4,430	$75,794
CCIT (2)	108,621	9,626	3,273	121,520
INAV	136	—	324	460
CCIT II (3)	—	—	—	—
Gross revenues - Open Programs	172,864	16,883	8,027	197,774
Less:
Reallowed revenues	130,398	—	—	130,398
Reimbursements	27,892	—	2,899	30,791
Adjusted Revenues (4) - Open Programs	14,574	16,883	5,128	36,585

Closed Programs:
Gross revenues - Closed Programs (5)	—	—	418	418
Less:
Reimbursements	—	—	—	—
Adjusted Revenues (4) - Closed Programs (5)	—	—	418	418

Total Adjusted Revenues (4)	$14,574	$16,883	$5,546	$37,003

(1)
Excludes CCPT II as the merger with Spirit was completed on July 17, 2013, upon which the Company entered into a service agreement with Spirit, under which the Company provides property management and accounting services. Prior to the merger, the Company recorded $739,000 of management service revenue and reimbursements from CCPT II. Subsequent to the merger through September 30, 2013, the Company recorded revenue of $900,000 related to the service agreement with Spirit.

(2)
CCIT’s primary offering was closed to new subscriptions received after September 30, 2013. Subscriptions agreements were accepted if they were received in good order on or before the close of business on September 30, 2013 and were fully funded no later than the close of business on October 31, 2013.

(3)	CCIT II’s registration statement was declared effective prior to September 30, 2013, but CCIT II had not yet begun raising capital as of September 30, 2013.

(4)	Adjusted Revenues is a non-GAAP measure. See the Terms and Definitions section that begins on page 32 for a description of the Company’s non-GAAP measures.

(5)	Includes CCPT, tenant-in-common programs, Delaware statutory trust programs and CGOF.

Terms and Definitions
Non-GAAP Financial Disclosures
FFO and AFFO
Funds From Operations (“FFO”) is a non-GAAP financial performance measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and widely recognized by investors and analysts as one measure of operating performance of a real estate company. The FFO calculation excludes items such as real estate depreciation and amortization, gains and losses on the sale of depreciable real estate and impairments of depreciable real estate. Depreciation and amortization as applied in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, it is management's view, and the Company believes the view of many industry investors and analysts, that the presentation of operating results for real estate companies by using the historical cost accounting method alone is insufficient. In addition, FFO excludes gains and losses from the sale of depreciable real estate and impairment charges on depreciable real estate, which the Company believes provides management and investors with a helpful additional measure of the performance of the Company’s real estate portfolio, as it allows for comparisons, year to year, that reflect the impact on operations from trends in items such as occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs. The Company computes FFO in accordance with NAREIT’s definition.
In addition to FFO, the Company uses Adjusted Funds From Operations (“AFFO”) as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company.  AFFO, as defined by the Company, excludes from FFO items such as acquisition and merger related costs that are required to be expensed in accordance with GAAP, straight-line rental revenue, certain charges such as amortization of intangibles, listing and tender offer related costs, stock-based compensation and gains and losses. The Company’s management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of the Company’s portfolio over time, including after the Company ceases to acquire properties on a frequent and regular basis. AFFO also allows for a comparison of the performance of the Company’s operations with other traded REITs that are not currently engaging in acquisitions and mergers, as well as a comparison of the Company’s performance with that of other traded REITs, as AFFO, or an equivalent measure, is routinely reported by traded REITs, and the Company believes often used by analysts and investors for comparison purposes.
For all of these reasons, the Company believes FFO and AFFO, in addition to net income and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which the Company’s management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income or to cash flows from operating activities, and are not intended to be used as a liquidity measure indicative of cash flow available to fund the Company’s cash needs.
AFFO may provide investors with a view of the Company’s future performance and of the sustainability of the Company’s current dividend policy. However, because AFFO excludes items that are an important component in an analysis of the historical performance of a property, AFFO should not be construed as a historic performance measure. Neither the SEC, NAREIT, nor any other regulatory body has evaluated the acceptability of the exclusions contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.
EBITDA and Normalized EBITDA
Normalized EBITDA as disclosed represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to include other adjustments to GAAP net income for merger expenses which are considered non-recurring and gains/losses in real estate and derivatives which are not considered fundamental attributes of the Company’s business plans and do not affect the Company’s overall long-term operating performance. The Company excludes these items from Normalized EBITDA as they are not the primary drivers in the Company’s decision making process. In addition, the Company’s assessment of the Company’s operations is focused on long-term sustainability and not on such non-cash items, which may cause short term fluctuations in net income but have no impact on cash flows. The Company believes that Normalized EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of the Company’s business segments, although it does not represent net income that is computed in accordance with GAAP. Therefore, Normalized EBITDA should not be considered as an alternative to net income or as an indicator of the Company’s financial performance. The Company uses Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company’s strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.
Adjusted G&A
Adjusted G&A is a non-GAAP financial measure that represents general and administrative expense on a GAAP basis adjusted for both non-recurring items, including listing and tender offer expenses, and recurring items, including management service fee-related expenses. The Company believes that Adjusted G&A is useful to investors and analysts as a supplemental measure of expenses, and uses it to evaluate the profitability of the Company’s overall operations. Adjusted G&A should not be considered as an alternative to general and administrative expense computed on a GAAP basis as a measure of the Company’s profitability. Adjusted G&A may not be comparable to similarly titled measures of other companies.
Adjusted Revenues
Adjusted Revenues is a non-GAAP financial measure that represents revenue on a GAAP basis adjusted to eliminate revenue recorded as reimbursement revenue in accordance with GAAP, of certain expenses, which are included in reallowed fees and commissions and general and administrative expenses. The Company believes that excluding the items noted above from revenue provides investors with supplemental performance information that is consistent with the performance models and analysis used by the Company’s management. Adjusted Revenues should not be considered as an alternative to revenue or cash flows from operating activities computed on a GAAP basis as a measure of the Company’s profitability. Adjusted Revenues may not be comparable to similarly titled measures of other companies.

Terms and Definitions (Continued)

Lease Yield
Lease yield is calculated as the average annual rental income, adjusted for any rent concessions or abatements, for the in-place leases over the non-cancelable lease term at the respective property divided by the property purchase price, exclusive of acquisition costs. In general, the Company’s properties are subject to long-term triple net or double net leases, and the future costs associated with the double net leases are unpredictable and may reduce the yield.